EXHIBIT 5

                          OPINION OF LESTER MORSE P.C.
             RE: LEGALITY OF SHARES OF COMMON STOCK BEING REGISTERED




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Exhibit 5

Kids Stuff, Inc.                                               February 14, 2000
7835 Freedom Avenue, N.W.
North Canton, Ohio 44720

Re:      Registration Statement on Form S-8
         of Kids Stuff, Inc.

Gentlemen:

         You have requested our opinion as counsel for Kids Stuff, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act') with respect to shares (the "Shares") of Common Stock, par value $.001 per share, of the Company which may be issued pursuant to the exercise of options granted or to be granted under the Company's 1997 Long-Term Incentive Plan covering up to 400,000 shares (the "Plan"), the exercise of options to purchase up to an additional 390,000 shares granted to directors outside of the Plan and the issuance of 8,000 shares to two persons who are members of this firm in exchange for corporate legal services.

         We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant in connection with this opinion.

         Based upon the foregoing, we advise you that in our opinion each authorized but unissued Share issued by the Company in accordance with the terms of the Plan, upon exercise of options properly granted (or to be granted) under such Plan and the Director options granted outside of the Plan and 8,000 shares to two persons who are members of this firm in exchange for corporate legal services, is duly authorized, and, when (a) the applicable provisions of such "blue sky" and securities laws as may be applicable have been complied with and
(b) each such Share has been delivered in accordance with the terms of such Plan, Director Options granted outside of the Plan and legal Retainer, assuming no change in the applicable law or pertinent facts, each such Share will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name therein under the caption "Interests of Named Experts and Counsel," in Part II of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                              Very truly yours,

                                                              LESTER MORSE P.C.


                                                              Steven Morse